Exhibit 3.7

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       CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH FOREIGN
INVESTMENT IN THE PEOPLES REPUBLIC OF CHINA

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Sichuan CathayOnline Technologies Co., Ltd.